Exhibit 99

FOR IMMEDIATE RELEASE
December 22, 2021

Cintas Corporation Announces
Fiscal 2022 Second Quarter Results

CINCINNATI, December 22, 2021 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2022 second quarter ended November 30, 2021. Revenue for the second quarter of fiscal 2022 was $1.92 billion compared to $1.76 billion in last year’s second quarter, an increase of 9.4%. The organic revenue growth rate for the second quarter of fiscal 2022, which adjusts for the impacts of acquisitions, divestitures and foreign currency exchange rate fluctuations, was 9.3%.

Gross margin for the second quarter of fiscal 2022 was $885.1 million compared to $819.9 million in last year’s second quarter. Gross margin as a percentage of revenue was 46.0% for the second quarter of fiscal 2022 compared to 46.7% in last year's second quarter. Labor expense increased due to investments for current and anticipated revenue growth, and energy-related expenses increased 40 basis points.

Operating income for the second quarter of fiscal 2022 was $381.2 million compared to $352.9 million in last year's second quarter. Operating income as a percentage of revenue was 19.8% in the second quarter of fiscal 2022 compared to 20.1% in last year's second quarter. Last year's second quarter operating income included an $18.0 million gain from the sale of certain Uniform Rental and Facility Services segment operating assets. The gain on sale was recorded in selling and administrative expenses. Excluding this gain, fiscal 2022 second quarter operating income as a percentage of revenue increased 70 basis points from 19.1% in last year's second quarter.

Net income was $294.7 million for the second quarter of fiscal 2022 compared to $284.9 million in last year's second quarter. Second quarter of fiscal 2022 diluted earnings per share (EPS) was $2.76 compared to $2.62 in last year's second quarter. Last year's second quarter diluted EPS included $0.25 from the gain on sale of certain Uniform Rental and Facility Services segment operating assets and the related tax benefit. Excluding this impact, fiscal 2022 second quarter diluted EPS increased 16.5% from last year's diluted EPS of $2.37.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our second quarter financial results led by a strong revenue increase of 9.4%. Also, operating income and diluted EPS excluding last year's gain previously mentioned increased significantly despite U.S. inflation recently hitting a 39-year high and our investment in labor to support revenue growth. I am proud of the execution of our employee-partners in providing the products and services needed to help our customers get Ready for the Workday®."

Mr. Schneider concluded, "We are increasing our fiscal 2022 financial guidance. We are raising our annual revenue expectations from a range of $7.58 billion to $7.67 billion to a range of $7.63 billion to $7.70 billion and diluted EPS from a range of $10.60 to $10.90 to a range of $10.70 to $10.95. Please note the following regarding guidance:

•Our fiscal 2022 effective tax rate is expected to be approximately 19.0% compared to a rate of 13.7% for fiscal 2021. The higher effective tax rate negatively impacts fiscal 2022 diluted EPS guidance by about $0.72 and diluted EPS growth by about 700 basis points;
•Guidance does not include the impact of any future share buybacks; and
•Guidance assumes an uneven economic recovery caused by COVID-19. However, guidance does not contemplate significant COVID-19 pandemic-related setbacks such as stay-at-home orders or costs necessary to comply with government COVID-19 mandates."

Cintas

Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. The Company is also the creator of the Total Clean Program™ — a first-of-its-kind service that includes scheduled delivery of essential cleaning supplies, hygienically clean laundering, and sanitizing and disinfecting products and services. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2022 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2021 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2021	November 30, 2020	% Change
Revenue:
Uniform rental and facility services	$1,535,271	$1,410,488	8.8%
Other	387,010	346,560	11.7%
Total revenue	1,922,281	1,757,048	9.4%

Costs and expenses:
Cost of uniform rental and facility services	817,261	739,811	10.5%
Cost of other	219,879	197,353	11.4%
Selling and administrative expenses	503,913	467,012	7.9%

Operating income	381,228	352,872	8.0%

Interest income	(56)	(218)	(74.3)%
Interest expense	21,902	24,557	(10.8)%

Income before income taxes	359,382	328,533	9.4%
Income taxes	64,713	43,676	48.2%
Net income	$294,669	$284,857	3.4%

Basic earnings per share	$2.83	$2.69	5.2%

Diluted earnings per share	$2.76	$2.62	5.3%

Basic weighted average common shares outstanding	103,646	104,999
Diluted weighted average common shares outstanding	106,122	107,981

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2021	November 30, 2020	% Change
Revenue:
Uniform rental and facility services	$3,043,447	$2,804,899	8.5%
Other	775,784	698,723	11.0%
Total revenue	3,819,231	3,503,622	9.0%

Costs and expenses:
Cost of uniform rental and facility services	1,596,562	1,455,223	9.7%
Cost of other	434,772	402,314	8.1%
Selling and administrative expenses	1,012,568	943,507	7.3%

Operating income	775,329	702,578	10.4%

Interest income	(112)	(282)	(60.3)%
Interest expense	43,756	49,107	(10.9)%

Income before income taxes	731,685	653,753	11.9%
Income taxes	105,837	68,891	53.6%
Net income	$625,848	$584,862	7.0%

Basic earnings per share	$6.02	$5.55	8.5%

Diluted earnings per share	$5.87	$5.40	8.7%

Basic weighted average common shares outstanding	103,463	104,546
Diluted weighted average common shares outstanding	106,026	107,556

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Six Months Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020

Uniform rental and facility services gross margin	46.8%	47.5%	47.5%	48.1%
Other gross margin	43.2%	43.1%	44.0%	42.4%
Total gross margin	46.0%	46.7%	46.8%	47.0%
Net income margin	15.3%	16.2%	16.4%	16.7%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Operating Income Results

	Three Months Ended
	November 30, 2021	% of Revenue	November 30, 2020	% of Revenue
Operating income	$381,228	19.8%	$352,872	20.1%
Loss (gain) on sale of certain operating assets	49		(17,963)
Operating income excluding above item	$381,277	19.8%	$334,909	19.1%

	Six Months Ended
	November 30, 2021	% of Revenue	November 30, 2020	% of Revenue
Operating income	$775,329	20.3%	$702,578	20.1%
Gain on sale of certain operating assets	(12,129)		(17,963)
Operating income excluding above item	$763,200	20.0%	$684,615	19.5%

Earnings Per Share Results

	Three Months Ended
	November 30, 2021	November 30, 2020	Growth vs. Fiscal 2021
Diluted EPS	$2.76	$2.62	5.3%
Pre-tax gain and the related tax benefit on sale of certain operating assets	0.00	(0.25)
Diluted EPS excluding above item	$2.76	$2.37	16.5%

	Six Months Ended
	November 30, 2021	November 30, 2020	Growth vs. Fiscal 2021
Diluted EPS	$5.87	$5.40	8.7%
Pre-tax gain and the related tax benefit on sale of certain operating assets	(0.09)	(0.25)
Diluted EPS excluding above item	$5.78	$5.15	12.2%

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2021	November 30, 2020
Net cash provided by operations	$593,782	$572,964
Capital expenditures	(108,629)	(57,659)
Free cash flow	$485,153	$515,305

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended November 30, 2021
Revenue	$1,535,271	$202,160	$184,850	$—	$1,922,281
Gross margin	$718,010	$88,034	$79,097	$—	$885,141
Selling and administrative expenses	$380,395	$65,957	$57,561	$—	$503,913
Interest income	$—	$—	$—	$(56)	$(56)
Interest expense	$—	$—	$—	$21,902	$21,902
Income (loss) before income taxes	$337,615	$22,077	$21,536	$(21,846)	$359,382

For the three months ended November 30, 2020
Revenue	$1,410,488	$194,419	$152,141	$—	$1,757,048
Gross margin	$670,677	$83,597	$65,610	$—	$819,884
Selling and administrative expenses	$355,068	$62,091	$49,853	$—	$467,012
Interest income	$—	$—	$—	$(218)	$(218)
Interest expense	$—	$—	$—	$24,557	$24,557
Income (loss) before income taxes	$315,609	$21,506	$15,757	$(24,339)	$328,533

For the six months ended November 30, 2021
Revenue	$3,043,447	$401,276	$374,508	$—	$3,819,231
Gross margin	$1,446,885	$177,309	$163,703	$—	$1,787,897
Selling and administrative expenses	$779,888	$129,504	$103,176	$—	$1,012,568
Interest income	$—	$—	$—	$(112)	$(112)
Interest expense	$—	$—	$—	$43,756	$43,756
Income (loss) before income taxes	$666,997	$47,805	$60,527	$(43,644)	$731,685

For the six months ended November 30, 2020
Revenue	$2,804,899	$398,899	$299,824	$—	$3,503,622
Gross margin	$1,349,676	$165,701	$130,708	$—	$1,646,085
Selling and administrative expenses	$719,039	$125,668	$98,800	$—	$943,507
Interest income	$—	$—	$—	$(282)	$(282)
Interest expense	$—	$—	$—	$49,107	$49,107
Income (loss) before income taxes	$630,637	$40,033	$31,908	$(48,825)	$653,753

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	November 30, 2021	May 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,170	$493,640
Accounts receivable, net	975,442	901,710
Inventories, net	464,864	481,797
Uniforms and other rental items in service	876,065	810,104
Income taxes, current	89,135	22,282
Prepaid expenses and other current assets	136,798	133,776
Total current assets	2,655,474	2,843,309

Property and equipment, net	1,299,375	1,318,438

Investments	289,123	274,616
Goodwill	2,931,307	2,913,069
Service contracts, net	391,609	408,445
Operating lease right-of-use assets, net	155,677	168,532
Other assets, net	294,845	310,414
	$8,017,410	$8,236,823

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,322	$230,786
Accrued compensation and related liabilities	180,772	241,469
Accrued liabilities	597,171	518,910
Operating lease liabilities, current	43,156	43,850
Debt due within one year	1,116,507	899,070
Total current liabilities	2,177,928	1,934,085

Long-term liabilities:
Debt due after one year	1,343,367	1,642,833
Deferred income taxes	405,871	386,647
Operating lease liabilities	118,892	130,774
Accrued liabilities	408,225	454,637
Total long-term liabilities	2,276,355	2,614,891

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2022: 190,475,781 issued and 103,664,439 outstanding FY 2021: 189,071,185 issued and 104,061,391 outstanding	1,686,293	1,516,202
Retained earnings	8,305,076	7,877,015
Treasury stock: FY 2022: 86,811,342 shares FY 2021: 85,009,794 shares	(6,400,984)	(5,736,258)
Accumulated other comprehensive (loss) income	(27,258)	30,888
Total shareholders’ equity	3,563,127	3,687,847
	$8,017,410	$8,236,823

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2021	November 30, 2020
Cash flows from operating activities:
Net income	$625,848	$584,862

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	122,274	121,096
Amortization of intangible assets and capitalized contract costs	74,365	71,558
Stock-based compensation	60,893	57,602
Gain on sale of operating assets	(12,129)	(17,963)
Deferred income taxes	29,941	(23,099)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(77,343)	(39,892)
Inventories, net	13,406	(124,949)
Uniforms and other rental items in service	(69,513)	(2,914)
Prepaid expenses and other current assets and capitalized contract costs	(47,978)	(57,295)
Accounts payable	11,400	42,228
Accrued compensation and related liabilities	(59,988)	23,809
Accrued liabilities and other	(10,519)	21,570
Income taxes, current	(66,875)	(83,649)
Net cash provided by operating activities	593,782	572,964

Cash flows from investing activities:
Capital expenditures	(108,629)	(57,659)
Purchases of investments	(5,967)	(7,205)
Proceeds from sale of operating assets, net of cash disposed	15,347	23,426
Acquisitions of businesses, net of cash acquired	(45,670)	(6,932)
Other, net	(6,676)	(2,872)
Net cash used in investing activities	(151,595)	(51,242)

Cash flows from financing activities:
Issuance of commercial paper, net	167,000	—
Repayment of debt	(250,000)	—
Proceeds from exercise of stock-based compensation awards	109,198	107,530
Dividends paid	(177,949)	—
Repurchase of common stock	(664,726)	(71,382)
Other, net	(3,399)	(1,687)
Net cash (used in) provided by financing activities	(819,876)	34,461

Effect of exchange rate changes on cash and cash equivalents	(2,781)	1,590

Net (decrease) increase in cash and cash equivalents	(380,470)	557,773
Cash and cash equivalents at beginning of period	493,640	145,402
Cash and cash equivalents at end of period	$113,170	$703,175